Exhibit 99.1

Evolution Metals & Technologies Confirms Delivery of All 57 ULVAC Equipment Containers to Pohang Expansion Site, with Commissioning Under Way at the Largest Expected High-Performance Rare Earth Magnet Facility Outside China

Equipment secured in months against industry lead times of two years or more, ahead of the November 10, 2026, date specified in China’s rare earth export-control suspension

More than 50% of input materials sourced outside China under contract or on site, Tier-1 OEM certifications across eight grades and 880 MW of power in place

EM&T signs investment framework with Pohang City; approximately US$28 million in local government grant funding expected to support expansion

MIAMI, FL, Oct. 28, 2026 — Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company, today announced that all 57 containers of ULVAC sintered magnet-production equipment have arrived at its expanded Pohang facility in the Republic of Korea, with commissioning scheduled to begin this November.

The equipment supports an expected tenfold increase in annual rare earth magnet production capacity in Pohang—from approximately 1,000 metric tons to approximately 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered magnets—once installation and commissioning are completed. The Company believes it is the single largest producer of rare earth magnets globally, ex-China, at more than 10k metric tons per annum.

Equipment delivery amid China export-control uncertainty

The deliveries strengthen EM&T’s manufacturing position amid the uncertainty over China’s rare earth export controls. Announcement No. 70, issued by China’s Ministry of Commerce (“MOFCOM”) and the General Administration of Customs on November 7, 2025, specifies a suspension through November 10, 2026. China subsequently announced an extension of the broader Kuala Lumpur trade arrangement to January 10, 2027; the application of that extension to specific export-control measures remains an important consideration for industry participants.

“Equipment like this does not come off a shelf. Sintered magnet production lines carry lead times of two years or more, and most companies haven’t even ordered equipment in this scale,” said Frank Moon, Co-Chief Executive Officer of EM&T. “We placed our orders in early 2025, and all 57 containers are now on the ground at our flagship Pohang facility which is under expansion. We are moving at warp speed, and commissioning and assembly of the additional equipment has already begun.”

“As November 10 approaches, more than 50% of our input material requirements are already on site, alongside contracted supply. Our eight Tier-1 OEM-certified grades address approximately 260,000 metric tons of an estimated 360,000-metric-ton annual market. Our experienced operators are in place, we are producing revenue selling tier one certified magnets today. Now with our expansion equipment, 880 megawatts of power, and additional land in place, we are in a unique position to be the market leader in the magnet business ex-China.”

“We are a producer of magnets and magnet materials. With local government support for our expansion, our priority is bringing the additional equipment into production, maintaining consistent quality at greater scale and converting customer demand into shipments.”

Local government framework supports Pohang expansion

On October 27, 2026, EM&T signed an investment framework with Pohang City. The local government is committed to actively support the expansion of rare earth and non-rare-earth magnet production on an approximately 1.27-million-square-foot site in Pohang’s Blue Valley National Industrial Complex.

“We already have revenue-generating commercial operations, customer-qualified products and experienced operators. More than 50% of our input material requirements are on site, alongside contracted supply, and commissioning has begun. With US$28 million in local government grant funding expected, subject to applicable conditions, our focus is bringing the additional equipment into production and expanding customer shipments,” said Moon.

An operating foundation built for expansion

EM&T generates revenue today through commercial magnet sales and has spent years assembling the capabilities supporting its Pohang expansion. Over the past six months, the Company entered into a convertible financing facility of up to US$100 million with Yorkville Advisors, ordered 13 additional ULVAC magnet-production machines on an accelerated schedule, contracted non-China NdPr metal supply and appointed former JL MAG Chief Technology Officer Kenji Konishi to lead Magnet Engineering Production.

The Company also agreed principal terms with Korea Electric Power Corporation to expand the electrical infrastructure supporting its Pohang operations and reports that a substation with a stated capacity of 3 GW has been delivered.

EM&T believes its non-China sourcing and manufacturing platform positions it to address expanded requirements under DFARS 252.225-7052. Beginning January 1, 2027, those requirements extend restrictions across the supply chain for covered rare earth magnets—from mining through finished production—for qualifying U.S. defense deliveries, subject to applicable exceptions.

“It takes ten critical factors to manufacture rare earth magnets commercially at scale: land, power, equipment, permits, operators, feedstock, magnet products, buyers, customer certifications and capital,” said Christopher Clower, Chief Financial Officer and Chief Operating Officer of EM&T. “We believe we are the only company outside China that brings together all ten, and that our operating experience places us years ahead in delivering commercial-scale, non-China rare earth magnets to Western markets. Our focus is turning that foundation into expanded production, customer shipments and revenue.”

All 57 containers in EM&T Pohang facility

Furnace unpacking

Strip alloy production equipment

Assembly has begun

Jet milling equipment

Block magnet production before customer specific shape cutting and coating

Magnet manufacturing and materials processing

EM&T’s strategy encompasses high-grade feedstock and the recovery of critical materials from end-of-life electronics and batteries to support its materials-processing and manufacturing platform. Its planned U.S. expansion would extend those capabilities into domestic critical materials recovery and magnet production.

“We are a magnet and magnet-materials producer, not a mining or exploration company,” said Frank Moon, Co-Chief Executive Officer of EM&T. “Our operations turn rare earth materials into metals, alloys, powders, and finished magnets. We have commercial production generating revenue, existing customers buying magnets, experienced operators, and customer-qualified products. Our expansion builds on that operating foundation, with a clear focus on increasing consistent output and delivering for customers.”

December operational showcase

EM&T will host a ribbon-cutting ceremony and operational showcase at its Pohang facility on December 17, 2026. The Company has received attendance confirmations from more than 200 individual government representatives, customers, trade partners investors and bankers. We look forward to showcasing how we make magnets at commercial size and scale without a nexus to China.

Event details and registration are available at https://evolution-metals.com/rsvp.

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit investors.evolution-metals.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the expected receipt of local government grant funding, the investment framework with Pohang City and the support expected thereunder; the installation, commissioning and operation of ULVAC equipment at the Company’s Pohang facility and the timing thereof; the planned expansion of annual rare earth magnet production capacity in Pohang to approximately 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered magnets; the Company’s input material supply, customer certifications, power infrastructure, personnel and expected grant funding; the Company’s ability to supply DFARS-compliant magnets; the expiry of China’s export-control suspension and the January 1, 2027 effective date and scope of DFARS 252.225-7052; the operational showcase on December 17, 2026; and the Company’s competitive position, strategy, business plans and growth opportunities. These forward-looking statements, together with terms such as anticipate, believe, expect, intend, may, plan, should, will and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Such risks include, among others, delays in equipment installation or commissioning; delays in facility readiness or the expansion of power infrastructure; the availability and cost of feedstock; the timing, amount and conditions of any grant funding; the timing, terms and extent of government support under the investment framework; customer qualification and demand; the availability of financing and working capital; changes in Chinese export-control policy or in U.S. or Korean trade, tariff, industrial or defense procurement policy, including the DFARS 252.225-7052 effective date, scope or waiver practices; competition; the Company’s ability to execute its planned expansion; and the other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

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